Exhibit 24.1

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Thomas C. Shields as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario A. Rivas Mario A. Rivas	President and Chief Executive Officer; Director	March 5, 2009

/s/ Thomas C. Shields Thomas C. Shields	Executive Vice President and Chief Financial Officer; (Principal Financial and Accounting Officer)	March 5, 2009

/s/ Gilles Delfassy Gilles Delfassy	Chairman of the Board of Directors; Director	March 5, 2009

/s/ Paul Bachow Paul Bachow	Director	March 5, 2009

/s/ David Fellows David Fellows	Director	March 5, 2009

/s/ Harry Rein Harry Rein	Director	March 4, 2009

/s/ Ronald Rosenzweig Ronald Rosenzweig	Vice Chairman of the Board of Directors Director	March 4, 2009

/s/ Lewis Solomon Lewis Solomon	Director	March 5, 2009